Exhibit 99.2

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945 Address Change Mark box, sign, and indicate changes below: TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD. Please fold here – Do not separate The Board of Directors Recommends a Vote FOR Proposals 1 and 2. 1. To approve the merger of HR Acquisition 2, LLC, a Maryland limited liability company and a direct, wholly-owned subsidiary of Healthcare Trust of America, Inc., a Maryland corporation (the “Company”), with and into Healthcare Realty Trust Incorporated, a Maryland Corporation (“HR”), with HR continuing as the surviving entity and a direct, wholly-owned subsidiary of the Company, pursuant to which each outstanding share of HR common stock will be exchanged for one newly-issued share of the Company’s class A common stock. For Against Abstain 2. To approve the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies in favor of Proposal 1 if there are insufficient votes at the time of such adjournment to approve Proposal 1. For Against Abstain THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS. Date Signature(s) in Box Please sign exactly as your name or names appear on this proxy and mail promptly in the enclosed envelope. If you sign as agent or in any other capacity, please state the capacity in which you sign.

HEALTHCARE REALTY TRUST INCORPORATED SPECIAL MEETING OF STOCKHOLDERS Friday, July 15, 2022 12:00 p.m. (local time) 3310 West End Avenue Suite 700 Nashville, Tennessee proxy The undersigned hereby appoints John M. Bryant, Jr. and Andrew E. Loope, and either of them, as proxies, with full power of substitution and resubstitution, to vote all of the shares of Common Stock which the undersigned is entitled to vote at the special meeting of stockholders of Healthcare Realty Trust Incorporated, to be held at 3310 West End Avenue, Suite 700, Nashville, Tennessee 37203, on Friday, July 15, 2022, at 12:00 p.m. (local time), and at any adjournment thereof. This proxy is being solicited by the Board of Directors and will be voted as specified. If not otherwise specified, the above named proxies will vote (1) FOR Proposal 1, and (2) FOR Proposal 2. Pursuant to the rules of the New York Stock Exchange, if a stockholder holds shares through an account with a bank, broker or other nominee and does not provide voting instructions in accordance with this Proxy Statement, such shares may not be voted by the nominee for the above items, in each case resulting in a broker non-vote. Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET/MOBILE PHONE MAIL www.proxypush.com/hr 1-866-883-3382 Mark, sign and date your proxy Use the Internet to vote your proxy Use a touch-tone telephone to card and return it in the before 11:59 p.m. (ET) on vote your proxy before 11:59 p.m. (ET) postage-paid envelope provided. July 14, 2022. on July 14, 2022. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.